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EXHIBIT 10.21

FORM OF AGREEMENT ENTERED INTO BETWEEN SYBASE AND EACH OF MITCHELL KERTZMAN, JOHN CHEN, JACK ACOSTA AND MITCHELL GAYNOR

                AMENDMENT NO. 1 TO STATEMENT OF EMPLOYMENT TERMS

           This Amendment No. 1 ("Amendment") to the Statement of Employment Terms dated ______________________________ (the "Statement") is effective as of July 7, 1998 (the "Amendment Date") by and between _________________________
(the "Employee") and Sybase, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

           A. The Board previously determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

           B. In that regard, the Board previously directed the Company to enter into the Statement with Employee to provide the Employee with certain severance and other benefits in connection with an "Involuntary Termination" following a Change of Control which provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company prior to, during and following a Change of Control.

           C. The Statement provided that the significant reduction of the Employee's duties constituted an Involuntary Termination.

           D. The Board believes that any ambiguity over the possible interpretation of the definition of "Involuntary Termination" or the determination of the occurrence of a "significant reduction of the Employee's duties" reduces the effectiveness of the Statement and the achievement of its objectives.

           E. The Board has determined that it is in the best interests of the Company and its stockholders to amend the Statement to provide for the payment of benefits upon a Change of Control, regardless of whether there is a termination of Employee's employment.

           In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

           1.1. Amendment of Section 2. Section 2 of the Statement is amended to read in its entirety as follows:


                      "1. Change of Control Benefits.


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                     (a) Upon the occurrence of a Change of Control, and
           regardless of whether Employee has been terminated, the Employee shall be entitled to receive pay in an amount equal to the sum of (A) twice the Employee's annual base salary at the time of the Change of Control, plus (B) one times the average of (x) the annual cash bonus, if any, received or deferred by the Employee in respect of the most recently completed fiscal year (or, if such bonus, if any, has been earned but not yet received or deferred, the annual cash bonus, if any, to be received or deferred with respect to such fiscal year), and (y) the annualized annual cash bonus that Employee is then eligible to receive for the Company's fiscal year in effect on the date of the Change of Control (which shall be calculated by annualizing the objective performance milestones based on the completed fiscal quarters in such fiscal year, and by assuming 100% "on target" satisfaction of any subjective performance milestones); provided, however, that if such Change in Control occurs prior to the completion of the first fiscal quarter, then, subject to the minimum payment obligation set forth below, Employee shall receive pay in the amount described in subsection (A) above plus one times the average of the annual cash bonuses, if any, received or deferred by the employee in respect of the two most recently completed fiscal years (or, if such bonus, if any, has been earned but not yet received or deferred with respect to the most recently completed fiscal year, the average of the prior fiscal year's annual cash bonus and the annual cash bonus, if any, to be received or deferred with respect to the most recently completed fiscal year); provided further, however, that in any event, the amount relating to the annual cash bonus shall not be less than 50% of the Employee's target annual incentive compensation at the time of the Change of Control. If Employee did not receive an annual cash bonus in respect of any fiscal year or years required to be averaged for purposes of computing amounts due pursuant to the preceding sentence by virtue of not being employed with the Company or by virtue of not yet being eligible to receive an annual cash bonus due to his or her prior position with the Company, then Employee's annual cash bonus for such fiscal year or years shall be deemed to be an amount equal to the annualized annual cash bonus that Employee is then eligible to receive for the Company's fiscal year in effect on the date of the Change of Control (which shall be calculated by annualizing the objective performance milestones based on any completed fiscal quarters (following Employee's employment with the Company) in such fiscal year, and by assuming 100% "on target" satisfaction of any subjective performance milestones or, if no such fiscal quarters have been completed, then such bonus shall be equal to Employee's target incentive compensation at the time of the Change of Control). Any payments to which the Employee is entitled pursuant to this section shall be paid in a lump sum within thirty
           (30) days of the Change of Control unless (A) the preceding sentence applies to Employee, and (B) the Change of Control is prior to the completion of the first fiscal quarter, in which event such payment shall be paid in a lump sum within thirty (30) days of the completion of such fiscal quarter. In addition, if within the eighteen (18) month period following any Change of Control the Employee's employment terminates for any reason other than Cause, the Company shall be obligated for the twenty -four (24) month period following the date of termination to continue to make available to the Employee and to pay for all health, dental, vision, life, dependent life, long-term disability, accidental death and dismemberment and other similar insurance plans existing on the date of termination, or to provide comparable coverage. The

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           Company shall "gross-up" Employee for any income required to be imputed by virtue of providing the benefits set forth in the preceding sentence, such that the net economic result to the Employee will be as if such benefits were provided on a tax-free basis. In addition, subject to Section 8 below, any outstanding stock option or restricted stock held by the Employee under the Company's stock option plans and under the stock option plans of corporations that have merged with or into the Company shall automatically have its vesting accelerated (including, for restricted stock, accelerated lapse of a right of repurchase by the Company) as to 50% of the unvested portion of such option or restricted stock on the date of the Change of Control, in addition to any portion of the option or restricted stock vested prior to the date of the Change of Control after taking into account any acceleration of vesting provided in the option agreement or restricted stock agreement between the Company and the Employee pertaining to such outstanding stock option or restricted stock.

                      (a) Termination Apart from Change of Control. Aside from the amounts specified above payable in the event of a Change of Control, if the Employee's employment is terminated for any reason, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing written severance and benefit plans and written policies and written agreements at the time of such termination."

           1.2 Other Amendments. Sections 3(b) and 7(c) of the Agreement are hereby deleted and shall be of no further force and effect. In the first sentence of Section 7(b) of the Agreement the words "within eighteen (18) months following a Change of Control" are hereby deleted. In Section 8 of the Agreement the words "Section 2(a)(i)" are hereby amended to read as "Section 2(a)" and the words "one year of the date of the Agreement" are amended to read as "one year of the original date of the Agreement".

           1.3 Amendment. Except as expressly amended herein, all terms and conditions of the Statement remain unchanged and in full force and effect.

           1.4 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

           IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the Amendment Date.

                                SYBASE, INC.
____________________            By
(EMPLOYEE NAME)                    ------------------------------
                                Mitchell L. Gaynor
                                Vice President and General Counsel


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